UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 14, 2015

BIOAMBER INC.

(Exact name of registrant as specified in charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1250 Rene Levesque West Suite 4310 Montreal, Quebec, Canada H3B 4W8		3850 Annapolis Lane North Suite 180 Plymouth, Minnesota 55447
(Address of principal executive offices)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2015, BioAmber Inc., a Delaware corporation (“BioAmber”), entered into an agreement (the “Agreement”) with Reverdia V.O.F., a general partnership organized under the laws of the Netherlands (“Reverdia”).  Reverdia is a joint venture between Royal DSM and Roquette Frères, dedicated to the production and commercialization of bio-based succinic acid.

Pursuant to the Agreement, Reverdia has agreed to not assert certain of its intellectual property rights in the field of succinic acid production in yeast, and, to the extent that any third parties have any right to enforce such intellectual property rights, Reverdia has agreed to cause such third parties to not assert such rights.   Pursuant to the Agreement, BioAmber can practice its own succinic acid technology without the risk of litigation from Reverdia. The Agreement does not grant any rights to BioAmber to use the Reverdia yeast for the production of succinic acid.

Pursuant to the Agreement, BioAmber has agreed to pay Reverdia in two installments a fee of $2.0 million.  Additionally, BioAmber has agreed to pay Reverdia a royalty based on BioAmber’s succinic acid produced and sold.  Pursuant to the Agreement, if BioAmber opposes or takes action against any of the Reverdia intellectual property rights, Reverdia may terminate the Agreement.  BioAmber estimates that the total annual royalty fees payable to Reverdia will be considerably less than the legal costs that would result from litigation.

The Agreement, unless terminated earlier in accordance with its terms, will remain in force until the earlier of (i) the date on which the last of the patents described in the Agreement will expire, be abandoned or revoked and (ii) the date on which BioAmber no longer has any commercial plants in operation.  The Agreement also contains customary representations and warranties made by each of the parties, and customary provisions relating to the confidential information of the parties.

The foregoing descriptions of the Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the document, a copy of which will be filed as an exhibit to BioAmber’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2015		BIOAMBER INC.

	By:	/s/Jean-François Huc
Jean-François Huc
President, Chief Executive Officer and Director